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                                                              Exhibit 10(cc)

[THER-RX logo]
             EMPLOYMENT AND CONFIDENTIAL INFORMATION AGREEMENT

     This Agreement ("Agreement") is entered into on APRIL 8, 2004 between
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JERALD J. WENKER ("Employee") and THER-RX CORPORATION ("Ther-Rx"), a wholly
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owned subsidiary of KV PHARMACEUTICAL COMPANY ("KV"), a Delaware corporation
("Employer").

     In consideration of Employee's employment or continued employment by Employer and other valuable consideration, the receipt and sufficiency of which are acknowledged, Employee agrees as follows:

1. AFFILIATES. Ther-Rx and/or KV have or may in the future have one or more parents, subsidiaries and/or affiliated companies (collectively referred to in the remainder of this Agreement along with Ther-Rx and KV as the "Companies"). From time to time, Employer and the Companies may exchange or use facilities, technology and/or Confidential Information (as that term is defined in Paragraph 6 below) of the other. The covenants in this Agreement are for the benefit and protection of the Employer and the Companies.

2. NATURE OF EMPLOYMENT. Employee is hereby employed by Employer in the position of PRESIDENT. Employee acknowledges and agrees that his/her job
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title and/or responsibilities may change from time to time. Employee further agrees that, at all times, (s)he shall devote his/her full time and best efforts to performing all duties reasonably assigned by Employer.

3. COMPENSATION. As compensation for Employee's services to Employer, Employee will receive a base salary at the rate of THREE HUNDRED FIFTY
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THOUSAND dollars per year ($350,000.00), payable at such intervals as
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Employer pays its other employees at comparable employment levels. Employee will be entitled to participate in the fringe benefits normally provided to other employees at comparable employment levels. Employee's compensation will be subject to Employer's normal compensation review for employees in this job classification.

4.   TERM. The initial term of this Agreement shall begin on APRIL 8, 2004,
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and continue until MARCH 31, 2005, unless terminated sooner in accordance
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with this Agreement. If not terminated sooner, this Agreement will automatically renew for successive one (1) year periods unless and until either party terminates this Agreement. Termination of this Agreement by either party, for any reason, will in no manner affect the covenants contained in Sections 6-11 of this Agreement.

5.   TERMINATION.

     A. Employee may terminate this Agreement, for any reason, with ONE
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HUNDRED TWENTY (120) calendar days advance written notice. Employer may
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elect to have the Employee cease work at any time during the notice period for any reason, including without limitation, the reasons set forth in Paragraph 5C below. In such event, Employer's obligation to provide Employee with compensation and benefits will end when Employee ceases to work. Employer's exercise of this option will not be construed as a termination by Employer.

     B. Employer may terminate this Agreement for any reason by giving the Employee THIRTY (30) calendar days advance written notice. Employer may, in
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its sole discretion, either permit Employee to work during the notice period, or pay Employee in lieu of having Employee continue to work. If Employer exercises this right and option, it shall pay Employee, on Employer's regularly scheduled paydays and in accordance with Employer's regular pay practices, either: (A) Employee's regular weekly compensation for the notice period or (B) one-half (1/2) of Employee's regular weekly compensation for a period of twice the notice period. Employer reserves the right to cease the payment(s) described above if, in Employer's reasonable determination, Employee breaches this Agreement during the period of such payments. If Employer elects to pay Employee in lieu of Employee continuing to work, Employer will pay Employee's regular wages for the notice period, less whatever compensation Employee receives from other full-time employment during the notice period. Notwithstanding the foregoing, Employer may terminate this Agreement without prior written notice to Employee or any continuing compensation obligations if, in Employer's reasonable determination, Employee has breached this Agreement or Employee has engaged in dishonesty, disloyalty, failure to perform his/her duties to Employer or any act which may be harmful to the reputation of Employer and/or the Companies.

     C. Employee agrees to faithfully, diligently, and to the best of her/his ability, experience and talents, perform all of the duties required prior to notice if Employee continues to work during the notice period. In all situations, Employee will comply with the terms of this Agreement and will engage in honest, faithful and loyal conduct during the notice period.


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6.   CONFIDENTIAL INFORMATION. In the course of performing his/her responsibilities, as well as through training pertaining to the business of the Companies, Employee has or may come into possession of technical, financial, sales and/or other business information pertaining to Employer and/or the Companies which is not published or readily available to the public, and from which the Employer and/or the Companies may derive economic value, actual or potential, including, but not limited to, trade secrets, techniques, designs, formulae, methods, processes, devices, machinery, equipment, inventions, research and development projects, programs, plans and data, clinical projects and data, plans for future developments, marketing concepts and plans, pricing information, licensing agreements, and lists of or other information pertaining to and/or received from Employer, employees of the Companies, customers and/or suppliers (collectively referred to as "Confidential Information"). Employee acknowledges that the Confidential Information is important to and greatly affects the success of the Employer and the Companies in a competitive marketplace. Employee further agrees that while employed by Employer or any of the Companies, and at all times thereafter, regardless of how, when and why that employment ends, Employee will hold in the strictest confidence, and will not directly or indirectly disclose, duplicate and/or use for himself/herself or any other person or entity any Confidential Information without the prior written consent of an officer of Employer, or unless required to do so in order to perform his/her responsibilities while employed by Employer.

7. PUBLICATION. It is expressly agreed between Employee and the Companies that Employee will hold in confidence and not make use of any Confidential Information at any time except as required in the course and performance of the Employee's employment with Employer or as otherwise agreed to in writing by the Corporate Communications Officer of Employer. Employee agrees not to publish or cause or permit to be published or otherwise disclose any article, oral presentation or material related to Employer and/or the Companies, including without limitation the Employer's and/or the Companies' Confidential Information and information related to any products or proposed products, without obtaining the prior written consent of the Corporate Communications Officer.

8. NO OTHER CONTRACT. Except as listed below, Employee warrants that (s)he is not bound by the terms of any other agreement, oral or written, which would limit or preclude him/her from disclosing to Employer and/or the Companies any idea, invention, discovery or other information pertaining or related to Employee's responsibilities. Employee agrees to promptly provide Employer with a copy of any and all agreements listed below and other agreements which may prohibit or restrict his/her employment with Employer. Employee further agrees not to disclose to Employer or the Companies, or to seek to induce Employer or the Companies to use any confidential information, material or trade secrets belonging to any other person or entity. ____________________________________________________________________
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____________________________________________________________________________

9. RIGHT TO WORK PRODUCT. Any and all designs, inventions, discoveries, improvements, specifications, technical data, reports, business plans and other embodiments of Employee's work conceived, made, discovered and/or produced by Employee during the period of his/her employment by Employer, either solely or jointly with others and in the course of performing his/her duties for Employer, which are based, in whole or part, upon Confidential Information, the resources, supplies, facilities or business, technical or financial information of Employer and/or the Companies, or which relate to the business, the research or the anticipated research and development of Employer and/or the Companies (collectively referred to herein as "Work Product"), will be the sole property of Employer and available to Employer at all times. Employee agrees to promptly disclose and assign and hereby assigns to Employer, without royalty or other additional consideration, any and all of Employee's proprietary rights to any and all Work Product. Employee further agrees that during his/her employment by Employer and after that employment ends, regardless of how, when and why, (s)he will, upon Employer's request: (A) execute any and all applications for copyright and/or patent of Work Product which may be prepared for his/her signature,
(B) assign to Employer and/or the Companies any and all such applications, copyrights and patents relating to Work Product, and (C) assist Employer and/or the Companies, as Employer and/or the Companies deem necessary, in its application, defense and enforcement of any copyright or patent relating to Work Product. Employer will pay all expenses of preparing, filing, prosecuting and defending any such application and of obtaining such copyrights and patents. In the event Employer does not employ Employee at the time any request for such assistance is made by Employer, Employer will pay Employee a reasonable amount for Employee's time and will schedule any needed assistance so as not to interfere with Employee's then current employment and obligations.

10. RETURN OF PROPERTY. Upon the termination of Employee's employment with Employer, regardless of how, when and why that employment ends, Employee will immediately deliver to Employer all property of Employer and all property of the Companies, including, without limitation, all Company equipment, records, documents and computer disks (including all copies). If Employee fails to return to Employer all property of Employer and the Companies, Employee authorizes Employer to deduct from his/her final paycheck such amount to cover the loss, to the extent permitted by applicable law. Nothing contained herein shall limit Employer's right to recover the full value of such property from Employee in any proceeding.


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11.  RESTRICTIVE COVENANTS.

     A. The parties agree that at the time this Agreement was entered, the business of Employer was the marketing and sale of brand name prescription pharmaceutical products (hereafter "the business of Employer"). Employee agrees that during the thirty-six (36) consecutive months immediately following termination of Employee's employment with Employer, regardless of how, when or why that employment ends, Employee will not in any manner or in any capacity, directly or indirectly, for himself/herself or any other person or entity, actually or attempt to do any of the following:

     1. To sell or market, manage or direct the sale or marketing, or indirectly or directly assist any other person in the sale or marketing of the same or similar brand name products as Employee marketed or sold for Employer under this Agreement, on behalf of or for any business that markets or sells any product or product line which is competitive with any product or product line Employer has sold during the most recent twenty-four (24) month period anywhere Employer conducted business.

     2. Solicit, contact, divert, interfere with or take away any customer of Employer and/or the Companies that has conducted business or negotiations with Employer or the Companies during the twenty-four
          (24) months immediately preceding termination of employment.

     3. Interfere with any of the suppliers of Employer and/or the Companies, including, without limitation, reducing in any material way the willingness or capability of any supplier to continue supplying Employer and/or the Companies with their present or contemplated requirements.

     4. Solicit or interfere with the Employer's and/or the Companies' relationship with any of their employees or agents, or provide the names of any of Employer's and/or the Companies' employees or agents, to any third party.

     5. Acquire any interest in any business that markets or sells any product or product line that is competitive with any product or product line Employer sold during the twenty-four (24) months immediately preceding termination of employment, except as permitted in Section 12 below.

     B. Employee further agrees that (s)he will not engage in any of the activities listed above while employed by Employer.

     C. Employee acknowledges and agrees that his/her experience, knowledge and capabilities are such that (s)he can obtain employment in unrelated pharmaceutical, chemical, nutritional, food, industrial, household, confectionery or other businesses, and that the enforcement of this paragraph 11 by way of injunction would not prevent Employee from earning a livelihood. Employee further agrees that if (s)he has any question(s) regarding the scope of activities restricted by this Section 11, (s)he will, to avoid confusion or misunderstanding, submit the question(s) in writing to the Director, Human Resources of the Employer for a written response. Employee additionally agrees to promptly inform and keep the Employer advised of the identity of his/her employer (including any unit or division to which Employee is assigned), his/her work location, and his/her title and work responsibilities during the period covered by this Section 11.

     D. Employee agrees to fully disclose the terms of this Agreement to any person or entity by which or with whom (s)he may hereafter become employed or to which (s)he may hereafter render services, and agrees that Employer may, if desired, send a copy of this Agreement, or otherwise make the provisions hereof known, to any such entity.

     E. In the event of a breach by Employee of any of the terms of Section 11, the period of time the obligations hereunder apply will be automatically extended for a period of time equal to the length of time Employee is in breach.

12. INVESTMENT SECURITIES. Nothing in this Agreement will limit the right of Employee, as an investor, to hold or acquire the stock or other investment securities of any business entity that is registered on a national securities exchange or regularly traded on a generally recognized over-the-counter market, so long as Employee's interest in any such business entity does not exceed five percent (5%) of its ownership.

13. MATERIAL BREACH. Any breach of this Agreement by the Employee will be a material breach.

14. EMPLOYEE CONSENT. In order to preserve their rights under this Agreement, Employer and/or the Companies may advise any third party with whom Employee may consider, establish or contract an employment, consulting or service relationship of the existence of this Agreement and of its terms. Employee agrees that Employer and the Companies will have no liability for so acting.


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15.  CONTROLLING LAW. This Agreement will be governed and construed in accordance with the laws of the State of Missouri and the rights and duties of the parties pursuant to this Agreement or by operation of law by reason of any matter relating to this Agreement, will be governed by the laws of the State of Missouri, without regard to conflicts of laws principles. The parties agree that any controversy arising with respect to this Agreement will fall under the exclusive jurisdiction of the Circuit Court of the County of St. Louis, Missouri, and each party hereby consents to the jurisdiction and venue of that court.

16. REMEDIES. Employee agrees that the promises in this Agreement are reasonable and necessary to protect the legitimate business interests of Employer and the Companies, and that any violation by Employee of any of the promises in this Agreement would result in great damage and irreparable injury to Employer and/or the Companies. Employee further agrees that if Employee were to violate the covenants in Section 11 of this Agreement, the unauthorized disclosure of Confidential Information would be inevitable and result in great damage and irreparable harm. Employee agrees that in the event of a breach of this Agreement, the Employer and/or the Companies have the right to seek any and all legal and/or equitable remedies available for any breach of this Agreement, including, but not limited to, enforcement by injunction including ex parte temporary restraining order relief, in view of such irreparable harm. Employee agrees that enforcement by way of Injunction would not prevent Employee from making a living as described in Paragraph 11C. Employer is entitled to its attorneys' fees, costs, and any related expenses incurred in the enforcement of this Agreement in the event of any breach by Employee.

17. SEVERABILITY. In the event any provision in this Agreement is deemed unenforceable, in whole or in part, it will not invalidate either the balance of the provisions or the remaining provisions of this Agreement. In addition, the parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. Consequently, the parties further agree that if any restrictive covenant in this Agreement is deemed unenforceable, in whole or in part, because overly broad in geographic scope, activity or time duration, that provision shall be automatically modified so as to be enforceable to the maximum extent reasonable.

18. ASSIGNMENT. This Agreement is not assignable by Employee, and will be binding upon Employee and Employee's heirs, executors and legal and/or personal representatives. This Agreement is assignable by Employer, and will inure to the benefit of Employer, its successors and assigns. If Employee subsequently accepts employment with one of the Companies, this Agreement will be automatically assigned to the employing Company without additional covenant or notice to Employee. In the event of this or any other assignment, sale, merger, or other change in the ownership or structure of Employer, the resulting entity will step into the place of the Employer under this Agreement without additional covenant or notice to Employee. If the Agreement is assigned, the term "Employer" will mean the then-employing Company and the term "Companies" will mean the then-employing Company's parents, subsidiaries and affiliates.

19. NONWAIVER. Failure of Employer and/or the Companies to exercise any of its/their rights in the event Employee breaches any of the promises in this Agreement shall not be construed as a waiver of such a breach or prevent Employer and/or the Companies from later enforcing strict compliance with the promises in this Agreement.

20. MODIFICATION. This Agreement contains the parties' complete agreement, and supersedes any other agreement, oral or written, pertaining to the subject matter of this Agreement. This Agreement may be altered, amended or revoked at any time only by a writing signed by both parties.

21. ACKNOWLEDGMENT. Employee agrees that (s)he fully understands his/her right to discuss all aspects of this Agreement with the legal or personal advisors of his/her choice, and warrants that, to the extent (s)he desired,
(s)he has done so, (s)he has carefully read and fully understands all of the provisions of this Agreement, and (s)he has voluntarily entered into this Agreement.

IN WITNESS WHEREOF, Employee and Employer have executed this Agreement on the day and year first written above.

EMPLOYEE                                EMPLOYER


/s/ Jerald J. Wenker                    /s/ Gerald R. Mitchell
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